ASSET PURCHASE AGREEMENT

THIS ASSET TRANSFER AGREEMENT (the “Agreement”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

BETWEEN:

AEON HOLDINGS INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 5550 152nd Street, Suite 206, Surrey, British Columbia, V3S 5J9

(the “Vendor”)

AND:

HAROLD SCHAFFRICK
a businessperson of 5550 152nd Street, Suite 206, Surrey, British Columbia V3S 5J9

AND:

MARK NEILD
a businessperson of 5550 152nd Street, Suite 206, Surrey, British Columbia V3S 5J9

(collectively, the “Purchasers”)

WHEREAS:

A.	The Vendor and Green Star Energies Inc. entered into a Purchase Agreement dated February 10, 2009 (the “Purchase Agreement”); and

B.
It is a condition of the Purchase Agreement that the Vendor sell its wholly owned subsidiary, Novori Jewelry Inc. (the “Subsidiary”), to the Purchasers on the terms and subject to the conditions of this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	PURCHASE AND SALE

1.1	The Vendor agrees to sell to the Purchasers, and the Purchasers agree to buy from the Vendor, the Subsidiary, in exchange for which:

(a)
the Purchasers agree to surrender for cancellation all issued and outstanding shares of the Vendor’s preferred stock held by the Purchasers, including any rights to purchase or otherwise receive shares of such preferred stock;

(b)	the Purchasers agree to resign from their positions as officers of the Vendor;

(c)	the Purchasers agree to tender their resignations as directors of the Vendor, to become effective once Brandon Toth and Vic Devlaeminck are duly appointed as directors of the Vendor;

(d)
each Purchaser agrees not to transfer shares of the Vendor’s common stock for gross proceeds that exceed $8,000 in any calendar month within four (4) months of the Effective Date, or gross proceeds that exceed $16,000 in any calendar month thereafter, if the Vendor fails to make any payment required under the convertible promissory note attached to the Purchase Agreement as Schedule 3 (the “Note”). The Vendor acknowledges that any transfer made pursuant to this paragraph shall not reduce the amount owed by the Vendor to the Subsidiary under the Note;

(e)	the Purchasers agree, upon request, to provide copies of their trading account statements to the Vendor to demonstrate their compliance with paragraph 1.1(d) of this Agreement.

2.	GENERAL PROVISIONS

3.1	Time shall be of the essence of this Agreement.

3.2
The parties to this Agreement covenant and agree to execute and deliver all such further documents and instruments, and to do all acts and things as may be necessary or desirable to carry out the full intent and meaning of this Agreement.

3.3
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

3.4
The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

3.5	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

3.6
This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

3.7	All references to currency in this Agreement are to U.S. dollars.

3.8	This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the Effective Date.

AEON HOLDINGS INC.

/s/ Harold Schaffrick
Harold Schaffrick, Chief Executive Officer

HAROLD SCHAFFRICK

/s/ Harold Schaffrick

MARK NEILD

/s/ Mark Neild

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